EXHIBIT 10.126

            MERGER AGREEMENT DATED FEBRUARY 28, 1996 BETWEEN NUOASIS
             INTERNATIONAL INC., A CALIFORNIA CORPORATION AND ALBION
               AVIATION COMPANY LIMITED, A BAHAMANIAN CORPORATION

                                MERGER AGREEMENT



     THIS MERGER AGREEMENT is made and entered into as of the 28th day of February, 1996, by and between ALBION AVIATION COMPANY LIMITED, a corporation organized under the laws of the Commonwealth of the Bahamas (the "Surviving Corporation"), and NUOASIS INTERNATIONAL, INC., a California corporation ("NuOasis"). The Surviving Corporation and NuOasis are hereinafter sometimes referred to collectively as the "Constituent Corporations."

                                    RECITALS:

A. NuOasis is a privately held company engaged in the lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

B.   The   Surviving   Corporation   is  a  corporation   organized   under  the
     International Business Companies Act (1990) of the Commonwealth of the Bahamas.

C. The Boards of Directors of NuOasis and the Surviving Corporation have determined that it is advisable that NuOasis merge with and into the Surviving Corporation, and that the shareholders of NuOasis exchange their shares of the capital stock of NuOasis for shares of the common stock of the Surviving Corporation. The transaction contemplated hereby is hereinafter referred to as the "Merger".

D. The Constituent Corporations desire to enter into and adopt this Merger Agreement for the purpose of setting forth certain terms and provisions that will govern the Merger and to consummate the Merger as a "change in domicile merger" in accordance with the provisions of the applicable laws of the Commonwealth of the Bahamas.

E. The principal purpose of the Merger is to effectuate a change in corporate domicile from California to the Commonwealth of the Bahamas, to set forth a new capital structure and to reduce the number of issued and outstanding shares of NuOasis.

                                   PROVISIONS:

     NOW, THEREFORE, in consideration of the mutual agreement hereinafter set forth, in accordance with the provisions of the applicable laws of the Commonwealth of the Bahamas and the General Corporation Law of the 1995
Corporations Code of the State of California and for the purpose of setting forth the terms and conditions of the Merger, the mode of completing the Merger, and the manner of converting the shares of the capital stock of NuOasis into shares of the common stock of the Surviving Corporation, the parties agree as follows:

                                                    [NUOINTL\AGR:NUOBVIMG.AGR]-2

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                              I. THE REORGANIZATION


1.1 The Effective Time. The Merger shall be accomplished by filing appropriate articles of merger with the governing authority of the Commonwealth of the Bahamas and the Secretary of State of the State of California in the form provided for by the business corporation laws of such State and
     Principality  as  soon  as  practicable  after  execution  of  this  Merger
     Agreement. The term "Effective Time" shall mean the time of the effectiveness of the Merger under the International Business Companies Act (No. 2 of 1990) of the Commonwealth of the Bahamas provided that the Articles of Merger and Merger Agreement are filed with the Secretary of State of the State of California within six months after the time of effectiveness in the Commonwealth of the Bahamas.

1.2 Manner of Merger. At the Effective Time, NuOasis shall be merged into the Surviving Corporation, which shall be the corporation that survives the Merger. The corporate existence of the Surviving Corporation with all its purposes, powers and objects shall continue unaffected and unimpaired by the Merger; and, as the corporation surviving the Merger, the Surviving Corporation shall by governed by the laws of the Commonwealth of the Bahamas and shall succeed to all rights, assets, liabilities and obligations of NuOasis, as provided in the General Corporation Law of the 1995 Corporations Code of the State of California. The separate existences and corporate organizations of the Surviving Corporation and NuOasis shall cease at the Effective Time, and thereafter the Surviving Corporation shall continue as the Surviving Corporation under the laws of the Commonwealth of the Bahamas under the new name of NuOasis International, Inc., a corporation organized under the Commonwealth of the Bahamas. All the property, real, personal, and mixed, and all debts of other obligations due to NuOasis, shall be transferred to and shall be vested in the Surviving Corporation, without further act or deed, as provided in the business corporation laws of the Commonwealth of the Bahamas and the General
     Corporation Law of the 1995 California Corporations Code of the State of California.

1.3 Articles of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time

     (a) The Articles of Incorporation of the Surviving Corporation shall be amended to change its name to "NuOasis International, Inc."

     (b) The Bylaws of the Surviving Corporation shall be the Bylaws of the Corporation surviving this Merger, except as they may thereafter be altered, amended or repealed in accordance with law, or in accordance with the Articles of Incorporation of the Surviving Corporation or its Bylaws.

     (c) The directors and officers of the Surviving Corporation shall be the directors and officers of the corporation surviving this Merger, until their successors shall have been elected and qualified, or as otherwise provided by the International Business Companies Act of the Commonwealth of the Bahamas and in the Bylaws of the Surviving Corporation. If at the Effective Time a vacancy exists in the Board of Directors of in any of the offices of the Surviving Corporation, such vacancy shall thereafter be filled in the manner provided in the Bylaws of the Surviving Corporation.

                                                    [NUOINTL\AGR:NUOBVIMG.AGR]-2

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1.4  Status and  Conversion of Shares.  The manner of  converting  the shares of capital stock of NuOasis outstanding immediately prior to the Merger into shares of common stock of the Surviving Corporation shall be as follows:

     (a) At the Effective Time, every One Hundred Thousand (100,000) shares of the issued and outstanding no $.01 par value common stock of NuOasis shall by virtue of the Merger and without any action on the part of the holder thereof become and be converted into one (1) share of the no par value common stock of the Surviving Corporation. One whole share in the Surviving Corporation shall be issued to any shareholder of NuOasis with respect to any fractional share in the Surviving Corporation resulting from such division.

     (b) Any shares of the capital stock of NuOasis that may be held in treasury as of the Effective Time shall be canceled as of the Effective Time, and shall not thereafter be issued or outstanding.

     (c) After the Effective Time, each holder of a certificate or certificates theretofore representing outstanding shares of the capital stock of NuOasis may surrender such certificate or certificates to such agent or agents as shall be appointed by the Surviving Corporation (the "Exchange Agent"), and shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of capital stock of the Surviving Corporation into which the shares of capital stock of NuOasis theretofore represented by the certificates so surrendered have been converted.

     (d) If any certificate evidencing shares of the capital stock of NuOasis is to be issued in a name other than the name in which the certificate surrendered is registered, the certificate so surrendered shall be properly endorsed and shall otherwise be in proper form for transfer. The person requesting the transfer shall pay to the Exchange Agent any transfer or other fees or taxes required by reason of the issuance of a certificate in name other than that of the registered holder of the certificate surrendered.

     (e) The Surviving Corporation may, without notice to any person, terminate all exchange agencies at any time after 120 days following the Effective Time. After such termination, all exchanges, payments and notices provided for in this Agreement to be made to or by the Exchange Agent shall be made to or by the Surviving Corporation or its agent.

     (f) On February 15, 1996, notice of the proposed merger was given to all shareholders of record of NuOasis. On February 28, 1996, holders of a majority of the outstanding shares of the $.01 par value common stock of NuOasis approved the Merger. No shareholder voted against the Merger or elected dissenter's rights. Under California law, all NuOasis shareholders, by voting in favor of the Merger, have waived any dissenter's rights under the General Corporation Law of the 1995 Corporation's Code of the State of California.

                                                    [NUOINTL\AGR:NUOBVIMG.AGR]-2

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     (g)  The  sole  share  of no  par  value  common  stock  of  the  Surviving
          Corporation shall be canceled as of the Effective Time and shall not thereafter be issued or outstanding.

                                II. MISCELLANEOUS


2.1 Amendments. This Merger Agreement may be amended with the approval of the Boards of Directors of the Constituent Corporations at any time before or after the approval hereof by their respective shareholders, but after any such approval no amendment shall be made that substantially and adversely changes the terms hereof as to any party without the approval of the shareholders of such party.

2.2 Extension; Waiver. At any time before the Effective Time, the Board of Directors of either of the Constituent Corporations may (a) extend the time for the performance of any of the obligations or other acts of another party hereto, or (b) waive compliance by another party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing duly executed and delivered on behalf of such party.

     IN WITNESS WHEREOF, the Constituent Corporations have executed this Merger Agreement as of the day and year first above written.

                                        "Surviving Corporation"
                                        ALBION AVIATION COMPANY LIMITED
                                        a corporation organized under the laws
                                        of the Commonwealth of the Bahamas


                                        By:------------------------------------
                                           Name:
                                           Title:

                                        "NuOasis"
                                        NUOASIS INTERNATIONAL, INC.
                                        a California corporation



                                        By:------------------------------------
                                           Name:
                                           Title:

                                                    [NUOINTL\AGR:NUOBVIMG.AGR]-2

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